                                                                     EXHIBIT 4.2

                           [FORM OF FACE OF SECURITY]
No.                                 $
[CUSIP][CINS]

                             Vencor Operating, Inc.
                9 7/8% Guaranteed Senior Subordinated Note Due 2005

     Vencor Operating, Inc., a Delaware corporation (the "COMPANY"), for value
received hereby promises to pay to                 or registered assigns the
principal sum of                 Dollars at the Company's office or agency for
said purpose in the City of New York, on May 1, 2005, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on May 1 and November 1 (each an "INTEREST PAYMENT DATE") of each year, commencing with November 1, 1998, on said principal sum in like coin or currency at the rate per annum set forth above at said office or agency from the most recent Interest Payment Date to which interest on the Securities has been paid or duly provided for, unless the date hereof is a date to which interest on the Securities has been paid or duly provided for, in which case from the date of this Security, or, if no interest on the Securities [or on the Securities for which these Securities were exchanged pursuant to the Exchange Offer]/1/ has been paid or duly provided for, from April 30, 1998. Notwithstanding the foregoing, if the date hereof is after April 15 or October 15 (each an "INTEREST RECORD DATE"), as the case may be, and before the immediately following Interest Payment Date, this Security shall bear interest from such Interest Payment Date; provided, that if the Company shall default in the payment of interest due on such Interest Payment Date then this Security shall bear interest from the next preceding Interest Payment Date to which interest on the Securities has been paid or duly provided for. The interest so payable on any Interest Payment Date will, except as otherwise provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Security is registered at the close of business on the Interest Record Date preceding such Interest Payment Date whether or not such day is a business day; provided that interest may be paid, at the option of the Company, by mailing a check therefor payable to the registered holder entitled thereto at such holder's last address as it appears on the Security register or by wire transfer, in immediately available funds, to such bank or other entity in the continental United States as shall be designated in writing by such holder prior to the relevant Interest Record Date and shall have appropriate facilities for such purpose.

____________________

/1/ To be included in Exchange Securities.

     Interest, other than default interest, on the Securities will be computed on the basis of a 360-day year consisting of twelve 30-day months.

     Reference is made to the further provisions set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Security shall not be valid or obligatory until the certificate of authentication hereon shall have been duly signed by the Trustee acting under the Indenture.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:


                                   VENCOR OPERATING, INC.


                                   By:________________________________________
                                      Name:
                                      Title:

                         [FORM OF REVERSE OF SECURITY]

                            Vencor Operating, Inc.

              9 7/8% Guaranteed Senior Subordinated Note Due 2005

     This Security is one of a duly authorized issue of debt securities of the Company, limited to the aggregate principal amount of $300,000,000 (except as otherwise provided in the Indenture mentioned below), issued or to be issued pursuant to an indenture dated as of April 30, 1998 (the "INDENTURE"), duly executed and delivered by the Company to PNC Bank, National Association as Trustee (herein called the "TRUSTEE"). Reference is hereby made to the Indenture and all indentures supplemental thereto for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders (the words "HOLDERS" or "HOLDER" meaning the registered holders or registered holder) of the Securities.

     This Security will bear interest until final maturity at a rate per annum shown above, except as provided in the next paragraph. The Company will pay interest on overdue principal of, premium, if any, and to the extent lawful, interest on overdue installments of interest, at a 9 7/8% rate per annum based on a year of 360 days and actual days elapsed.

     [In the event that (i) the Exchange Offer Registration Statement (as defined in the Indenture) relating to the Exchange Offer (as defined in the Indenture) is not filed with the Commission (as defined in the Indenture) on or prior to the date that is 60 days after the Closing Date (as defined in the Indenture), (ii) the Exchange Offer Registration Statement is not declared effective on or prior to the date that is 120 days after the Closing Date, or
(iii) the Exchange Offer is not consummated or a Shelf Registration Statement (as defined in the Indenture) with respect to resale of this Security is not declared effective on or prior to the date that is 150 days after the Closing Date (each such event referred to in clauses (i) through (iii), a "REGISTRATION DEFAULT"), then the Company will pay additional interest (in addition to the interest otherwise due hereon) ("ADDITIONAL INTEREST") to the holder during the first 90-day period immediately following the occurrence of each such Registration Default in an amount equal to 0.25% per annum. The amount of interest will increase by an additional 0.25% per annum for each subsequent 90-day period until such Registration Default is cured, up to a maximum amount of additional interest of 1.00% per annum. Such additional interest will cease accruing with respect to any Registration Default when such Registration Default has been cured. The Company shall pay amounts due in respect of Additional Interest on each Interest Payment Date (or, if the Company shall default in the payment of interest on any

Interest Payment Date, on the date such interest is otherwise paid as provided in the Indenture).]/2/

     [There shall also be payable in respect of this Security all Additional Interest that may have accrued on the Security for which this Security was exchanged (as defined in such Security) pursuant to the Exchange Offer, such Additional Interest to be calculated in accordance with the terms of such Security and payable at the same time and in the same manner as periodic interest on this Security.]/3/

     The Securities are unconditionally and irrevocably guaranteed as to the due and punctual payment of the principal, premium, if any, and interest and all other amounts payable in respect thereof by the Guarantor as evidenced by the guarantee (the "GUARANTEE") set forth hereon.

     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all the Securities may be declared due and payable, in the manner and with the effect, and subject to the conditions, provided in the Indenture. The Indenture provides that in certain events such declaration and its consequences may be waived by the holders of a majority in aggregate principal amount of the Securities then outstanding and that, prior to any such declaration, such holders may waive any past default under the Indenture and its consequences except a default in the payment of principal of, premium, if any, or interest on any of the Securities. Any such consent or waiver by the holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Security and any Security which may be issued in exchange or substitution herefor, whether or not any notation thereof is made upon this Security or such other Securities.

     The Indenture permits the Company and the Trustee, with the consent of the holders of at least a majority in aggregate principal amount of the Securities at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Securities; provided that without the consent of each holder affected, no such supplemental indenture shall (i) reduce the principal amount of Securities whose holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or

_______________________

/2/ To be included in Securities not Exchange Securities.

/3/ To be included in Exchange Securities.

change the fixed maturity of any Security or alter the provisions with respect to the redemption of the Securities (other than provisions relating to the covenants described in Sections 310 and 317 in the Indenture), (iii) reduce the rate of or change the time for payment of interest on any Security, (iv) waive a Default or Event of Default in the payment of principal of, premium, if any, or interest on, the Securities (except a rescission of acceleration of the Securities by the holders of at least a majority in aggregate principal amount thereof and a waiver of the payment default that resulted from such acceleration), (v) make any Security payable in money other than that stated in the Securities, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Securities to receive payments of principal of, premium, if any, or interest on the Securities, (vii) waive a redemption payment with respect to any Security (other than a payment required by one of the covenants described in Sections 310 and 317 in the Indenture), (viii) modify the ranking or priority of the Securities or modify the definition of Senior Debt or Designated Senior Debt or amend or modify the subordination provisions of the Indenture in any manner adverse to the holders or (ix) make any change in the foregoing amendment and waiver provisions.

     Notwithstanding the foregoing, without the consent of any holder of Securities, the Company, the Guarantor and the Trustee may amend or supplement the Indenture or the Securities (including the Guarantee) to cure any ambiguity, defect or inconsistency, to provide for uncertificated Securities in addition to or in place of certificated Securities, to provide for the assumption of the Company's or the Guarantor's obligations to holders of Securities in the case of a transaction described in Section 801, to make any change that would provide any additional rights or benefits to the holders of Securities or that does not adversely affect the legal rights under the Indenture of any such holder, or to comply with requirements of the Commission (as defined in the Indenture) in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act (as defined in the Indenture).

     No reference herein to the Indenture and no provision of this Security or the Guarantee or of the Indenture shall alter or impair the obligation of the Company and of the Guarantor, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Security and the Guarantee at the place, times, and rate, and in the currency, herein prescribed.

     The Securities are issuable only as registered Securities without coupons in denominations of $1,000 and any multiple of $1,000.

     At the office or agency of the Company referred to on the face hereof and in the manner and subject to the limitations provided in the Indenture, Securities may be exchanged for a like aggregate principal amount of Securities of other authorized denominations.

     Upon due presentment for registration of transfer of this Security at the above-mentioned office or agency of the Company, a new Security or Securities of authorized denominations, for a like aggregate principal amount, will be issued to the transferee as provided in the Indenture. No service charge shall be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

     The Securities may be redeemed at the option of the Company as a whole, or from time to time in part, on any date on or after May 1, 2002, upon mailing a notice of such redemption not less than 30 nor more than 60 days prior to the date fixed for redemption to the holders of Securities to be redeemed, all as provided in the Indenture, at the following redemption prices (expressed in percentages of the principal amount) together in each case with accrued interest to the date fixed for redemption:

     If redeemed during the twelve-month period beginning May 1,

     Year                                         Percentage

     2002.........................................104.9375%
     2003.........................................102.4688%
     2004 and thereafter..........................100.0000%

provided that if the date fixed for redemption is an Interest Payment Date, then the interest payable on such date shall be paid to the holder of record on the next preceding Interest Record Date.

     Subject to payment by the Company or the Guarantor of a sum sufficient to pay the amount due on redemption, interest on this Security (or portion hereof if this Security is redeemed in part) shall cease to accrue upon the date duly fixed for redemption of this Security (or portion hereof if this Security is redeemed in part).

     Upon a Change of Control (as defined in the Indenture), any holder of Securities will have the right to cause the Company to purchase the Securities of such holder, in whole or in part in integral multiples of aggregate principal amount of $1,000, at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to any Change of Control Payment Date, as provided in, and subject to the terms of the Indenture.

     All amounts owed under and in respect of this Security (including the Guarantee) are subordinated in right of payment, to the extent and in the manner provided in Article 9 of the Indenture, to the prior payment in full in cash of all amounts owed under and in respect of all Senior Debt, and the subordination of the Securities and the Guarantee is for the benefit of all holders of all Senior Debt, whether outstanding on the Closing Date or incurred thereafter. The Company and the Guarantor agree, and each holder by accepting a Security (including the Guarantee) agree, to the subordination.

     The Company, the Guarantor, the Trustee, and any authorized agent of the Company, the Guarantor or the Trustee, may deem and treat the registered holder hereof as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company, the Guarantor or the Trustee or any authorized agent of the Company, the Guarantor or the Trustee), for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, and, subject to the provisions on the face hereof, interest hereon and for all other purposes, and none of the Company, the Guarantor, the Trustee nor any authorized agent of the Company, the Guarantor or the Trustee shall be affected by any notice to the contrary.

     No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Security, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or the Guarantor or of any successor corporation, either directly or through the Company or the Guarantor or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     The Indenture is hereby incorporated by the reference and to the extent of any variance between the provisions hereof and the Indenture, the Indenture shall control.

     This Security (including the Guarantee) shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State, except as may otherwise be required by mandatory provisions of law.

                                   GUARANTEE

     Vencor, Inc. (the "GUARANTOR") hereby irrevocably and unconditionally guarantees to the holder of this Security upon which the Guarantee is endorsed and to the Trustee on behalf of each Securityholder the due and punctual payment of principal of, premium, if any and interest on, and all other amounts payable under, each Security provided for pursuant to the Indenture and the terms of such Security when and as the same shall become due and payable, whether at the stated maturity, upon acceleration, by call for redemption, upon repurchase or purchase following a Change of Control Offer (as defined in the Indenture) or an Asset Sale Offer (as defined in the Indenture) or otherwise, in accordance with the terms of such Security and of the Indenture. The Guarantor hereby expressly waives (i) any right to which it may be entitled to require the Trustee or any Securityholder to pursue or exhaust their respective legal or equitable remedies against the Company prior to exercising their respective rights under the Guarantee of the Guarantor and (ii) any right to which it may be entitled to have the assets of the Company first be used as payment of the Company's or the Guarantor's obligations prior to any amounts being claimed from or paid by the Guarantor hereunder. The Guarantor will not be discharged with respect to any Security except by payment in full of the principal thereof, premium, if any, and interest thereon and all other amounts payable thereunder. In case of the failure of the Company punctually to pay any such principal or interest, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at the stated maturity, upon acceleration, by call for redemption upon repurchase or purchase following a Change of Control Offer or an Asset Sale Offer or otherwise, and as if such payment were made by the Company.

     If at any time payment of principal of and interest on this Security is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company, the Guarantor's obligations hereunder with respect to such payment shall be reinstated as of the date of such rescission, restoration or return as though such payment had become due, but had not been made at such time.

     The obligations of the Guarantor to the holder of this Security and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in
Article 10 of the Indenture, and reference is hereby made to such Article and Indenture for the precise terms of the Guarantee.

     The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication of the Security upon which the Guarantee is endorsed shall have been executed by the Trustee acting under the Indenture by the manual signature of one of its authorized officers.

     IN WITNESS WHEREOF, the Guarantor has caused this instrument to be duly executed under its corporate seal.

Dated:



                                             VENCOR, INC.


                                             By: _____________________________
                                                 Name:
                                                 Title:

     [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

     Dated:  _____________________

     This is one of the Securities described in the within-mentioned Indenture.

                                             PNC BANK, NATIONAL ASSOCIATION,
                                                  as Trustee

                                             By:________________________________
                                                     Authorized Signatory

                           [FORM OF TRANSFER NOTICE]

     FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

________________________________________________________________________________
Please print or typewrite name and address including zip code of assignee

________________________________________________________________________________
the within Security and all rights thereunder, hereby irrevocably constituting and appointing ____________________ attorney to transfer said Security on the books of the Company with full power of substitution in the premises.


                    [THE FOLLOWING PROVISION TO BE INCLUDED
               ON ALL SECURITIES OTHER THAN EXCHANGE SECURITIES,
                    PERMANENT OFFSHORE GLOBAL SECURITIES AND
                         OFFSHORE PHYSICAL SECURITIES]

     In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of an effective Registration or (ii) two years after the later of the original issuance of this Security or the last date on which this Security was held by the Company, the Guarantor or an Affiliate of the Company or the Guarantor, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                  [Check One]

      [_] (a) this Security is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                      or

      [_] (b)  this Security is being transferred other than in accordance with
               (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Security and the Indenture.

If neither of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer or registration set forth herein and in Section 208 of the Indenture shall have been satisfied.

Date: ___________        _______________________________________________________
                         NOTICE:   The signature to this assignment must
                         correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

     The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "QUALIFIED INSTITUTIONAL BUYER" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: ___________       _______________________________________________________
                         NOTICE: To be executed by an executive
                         officer

                      OPTION OF HOLDER TO ELECT PURCHASE

     If you wish to have this Security purchased by the Company pursuant to
Section 310 or Section 317 of the Indenture, check the Box: [_]

     If you wish to have a portion of this Security purchased by the Company pursuant to Section 310 or Section 317 of the Indenture, state the amount: maturity):

       $_______________.

Date: _______________

Your Signature: ______________________________________________
                  (Sign exactly as your name appears on
                   the other side of this Security)

Signature Guarantee: _________________________